Exhibit 99.1

Millipore Reports Strong Fourth Quarter and

Full Year Revenue Growth

Improved execution, leadership in fast growing markets, and new products drive higher organic growth

BILLERICA, Mass. – January 26, 2006 – Millipore Corporation (NYSE:MIL), a leading provider of products and services that improve productivity in the laboratory and in biopharmaceutical manufacturing, today reported financial results for its fiscal 2005 fourth quarter and full year ended December 31, 2005.

Revenues for the fourth quarter grew 14 percent totaling $256.3 million. In constant currency, quarterly revenue growth was 19 percent, led by 24 percent growth from Millipore’s Bioprocess division and 11 percent growth from its Bioscience division. Excluding the impact of acquisitions, constant currency revenue growth in the fourth quarter was 15 percent, compared to organic growth of 1 percent in the fourth quarter of 2004.

For the full year, revenues grew 12 percent totaling $991.0 million. In constant currency, 2005 revenue growth also was 12 percent. This full year performance was led by 15 percent growth in the Bioprocess division and 7 percent growth in the Bioscience division. Excluding the impact of acquisitions, constant currency revenue growth was 10 percent for the year, compared to organic growth of 6 percent in 2004.

Millipore reported fourth quarter net income of $1.0 million, or $0.02 per share, compared to net income of $24.8 million or $0.49 per share in the fourth quarter of 2004. The Company’s fourth quarter results included a one-time tax expense of $30.6 million for the repatriation of foreign earnings and a tax benefit of $3.4 million from the reversal of tax valuation allowances. Fourth quarter results also included expenses of approximately $8.4 million relating to the Company’s manufacturing consolidation strategy, amortization of acquired intangibles, and professional fees associated with the repatriation of foreign earnings. Excluding these items and applying the appropriate tax rate, non-GAAP net income in the fourth quarter grew 30 percent to $32.7 million, or $0.62 per share, compared to non-GAAP net income of $25.1 million, or $0.50 per share in the fourth quarter of 2004.

“We are successfully executing our new strategy, which is enabling us to improve our operational performance and accelerate our growth,” said Martin Madaus, Millipore’s President, Chairman and CEO. “Both divisions met or exceeded our expectations and we delivered on the promises made earlier this year to improve the Company’s financial performance. The key drivers of this growth are improved execution from a substantially revamped management team, the contribution of new acquisitions, and the Company’s participation in strong growth markets where it is an industry leader.

“Over the past 12 months, we have begun to transform Millipore into a Company that is moving faster and successfully executing our strategy of being a leading supplier to the biotechnology and pharmaceutical industries. We have reorganized from three divisions to two, improved our R&D capabilities, broadened our product portfolio with two acquisitions and a strategic alliance, and revamped our global supply chain to drive profitability improvements over the next four years. As we look forward to 2006, we are focused on maintaining the momentum generated this year and on relentlessly pursing initiatives that support our strategy and improve performance.”

Fourth Quarter Highlights

•	Record growth in constant currency of 19 percent; 15 percent excluding the impact of acquisitions
•	Operational improvements from global supply chain initiatives yielding higher gross margins
•	Strengthened financial flexibility by borrowing $450 million as part of the Company’s repatriation of foreign earnings

•	Non-GAAP EBITDA margins increase from 19 percent to 22 percent

“During the fourth quarter, we continued to make progress on our key financial metrics, lowering our accounts receivable day sales outstanding to 67 days, a year-over-year improvement of 6 days,” said Kathy Allen, Corporate Vice President & CFO of Millipore. “We also lowered our inventory days of supply to its lowest level in over a year, a significant accomplishment considering our build of inventory in support of our factory consolidation program.”

Quarterly revenue growth by geography ($ millions):

Revenues by Geographic Area	Q4 2005	Q4 2004	% Growth	% Growth Constant Currency
Americas	$109.8	$91.1	20%	20%
Europe	103.4	92.4	12%	22%
Asia/Pacific	43.1	41.9	3%	11%

Total	$256.3	$225.4	14%	19%

Quarterly revenue growth by division ($ millions):

Revenues by Division	Q4 2005	Q4 2004	% Growth	% Growth Constant Currency
Bioprocess	$157.6	$132.1	19%	24%
Bioscience	98.7	93.3	6%	11%

Total	$256.3	$225.4	14%	19%

Fiscal 2005 Highlights

•	Constant currency revenue growth of 12%; 10% excluding the impact of acquisitions
•	Increased non-GAAP gross margins due to global supply chain improvements
•	Improved non-GAAP EBITDA margins from approximately 21 percent to 23 percent
•	Introduced 40 new products, completed two acquisitions and formed one alliance
•	Restructured from three to two divisions
•	Extended leadership in faster growing markets

For full year 2005, Millipore reported net income of $80.2 million, or $1.55 per share, compared to net income of $105.6 million, or $2.10 per share in 2004. On a non-GAAP basis, the Company reported fiscal 2005 net income of $133.3 million, or $2.58 per share, compared to 2004 non-GAAP net income of $109.8 million, or $2.19 per share. Cash flow from operations was $185.1 million in 2005, compared to $167.4 million in 2004.

Annual revenue growth by geography ($ millions):

Revenues by Geographic Area	2005	2004	% Growth	% Growth Constant Currency
Americas	$419.6	$367.3	14%	13%
Europe	399.6	353.6	13%	13%
Asia/Pacific	171.8	162.4	6%	7%

Total	$991.0	$883.3	12%	12%

Annual revenue growth by division ($ millions):

Revenues by Division	2005	2004	% Growth	% Growth Constant Currency
Bioprocess	$601.4	$519.9	16%	15%
Bioscience	389.6	363.4	7%	7%

Total	$991.0	$883.3	12%	12%

Use of Non-GAAP Financial Measures

In addition to analyzing U.S. GAAP financial results, management also analyzes “non-GAAP” financial measures as we believe these measures may allow investors a better understanding of the underlying business trends in evaluating our results.

“Constant currency” is a non-GAAP measure whereby foreign currency balances are translated, in all periods presented, at Millipore’s predetermined budgeted exchange rates for 2005, thereby excluding the impact of fluctuations in the actual foreign currency rates. Non-GAAP earnings per share reflect U.S. GAAP results, translated at actual rates of exchange, adjusted for unusual or non-operating items. Non-GAAP earnings also exclude intangible asset amortization as we believe this may help investors evaluate the Company’s operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP and non-GAAP adjustments are presented on the following pages.

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 4415612. The telephonic replay will be available beginning at 8:00 p.m. ET on January 26, 2006 until 8:00 p.m. ET on January 31, 2006.

About Millipore

Millipore is a leading bioprocess and bioscience products and services company, organized into two divisions. The Bioprocess division offers solutions that optimize development and manufacturing of biologics. The Bioscience division provides high performance products and application insights that improve laboratory productivity. Millipore has a deep understanding of its customers’ research and manufacturing process needs, and offers reliable and innovative tools, technologies and services. The Company employs approximately 4,800 people worldwide and posted revenues of $991 million in 2005.

For additional information on Millipore Corporation, please visit its website at: www.millipore.com.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, foreign exchange rates; regulatory delay in the approval of new therapeutics and their ultimate commercial success; competitive factors such as new membrane technology; lack of availability of raw materials or component products on a timely basis; inventory risks due to shifts in market demand; change in product mix; conditions in the economy in general and in the bioscience and bioprocess markets in particular; potential environmental liabilities; the inability to utilize technology in current or planned products due to overriding rights by third parties; the inability to successfully integrate acquired businesses; the inability to realize the expected benefits of development, marketing and other alliances; difficulties inherent in transferring or outsourcing of manufacturing operations; difficulties inherent in research and development activities; and the risk factors listed from time to time in Millipore’s filings with the SEC.

Investor Contact	Media Contact
Joshua Young	Thomas Anderson
Director, Investor Relations	Vice President
(978) 715-1527	Corporate Communications
(800) 225-3384	(978) 715-1043
joshua_young@millipore.com	(800) 225-3384
thomas_anderson@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net sales	$256,332	$225,402	$991,031	$883,263
Cost of sales	124,933	110,573	472,023	412,129

Gross profit	131,399	114,829	519,008	471,134
Selling, general and administrative expenses	76,879	71,268	304,696	267,540
Research and development expenses	16,929	15,302	66,052	62,485
Purchased intangibles amortization	1,566	749	4,333	3,256
Purchased in-process research and development	—	—	3,149	—

Operating income	36,025	27,510	140,778	137,853
Interest income	1,264	848	3,466	2,073
Interest expense	(1,690)	(2,031)	(6,711)	(9,447)

Income before provision for income taxes	35,599	26,327	137,533	130,479
Provision for income taxes	34,582	1,489	57,365	24,923

Net income	$1,017	$24,838	$80,168	$105,556

Diluted income per share	$0.02	$0.49	$1.55	$2.10

Diluted weighted average shares outstanding	52,964	50,341	51,659	50,201

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$537,052	$152,144
Marketable securities	113,839	—
Accounts receivable, net	188,130	181,911
Inventories	153,030	143,714
Deferred income taxes	66,008	54,247
Other current assets	14,300	8,840

Total current assets	1,072,359	540,856

Property, plant and equipment, net	371,249	351,004
Deferred income taxes	71,544	85,197
Intangible assets, net	43,421	19,584
Goodwill	82,718	9,433
Other assets	8,986	7,745

Total assets	$1,650,277	$1,013,819

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$79,587	$66,970
Accrued expenses and other current liabilities	165,668	96,040

Total current liabilities	245,255	163,010

Long-term debt	552,285	147,000
Other liabilities	60,218	64,959
Shareholders' equity	792,519	638,850

Total liabilities and shareholders' equity	$1,650,277	$1,013,819

Millipore Corporation

Condensed Consolidated Statements of Income

and Reconciliation of Non-GAAP Adjustments (1)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2005
	GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$256,332	$—		$256,332
Cost of sales	124,933	(5,796	)(2)	119,137

Gross profit	131,399	5,796		137,195
Margin %	51.3%			53.5%
Selling, general and administrative expenses	76,879	(1,066	)(3)	75,813
Research and development expenses	16,929	—		16,929
Purchased intangibles amortization	1,566	(1,566	)(4)	—

Operating income	36,025	8,428		44,453
Operating margin %	14.1%			17.3%
Interest income	1,264	—		1,264
Interest expense	(1,690)	—		(1,690)

Income before provision for income taxes	35,599	8,428		44,027
Provision for income taxes	34,582	(23,243	)(5)	11,339
Income tax rate	97.1%			25.8%

Net income	$1,017	$31,671		$32,688

Diluted income per share	$0.02	$0.60		$0.62

Diluted weighted average shares outstanding	52,964	52,964		52,964

(1)	Non-GAAP adjustments include unusual or non-recurring items. We calculate and disclose these non-GAAP measures because we believe that these measures may allow investors a better understanding of the underlying trends in evaluating our results. We include purchased intangibles amortization as a non-GAAP adjustment as we believe this may help investors evaluate our operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses.

(2)	Cost of sales non-GAAP adjustments represent $5,531 related to our manufacturing consolidation strategy and $265 related to inventory fair value adjustments from business acquisitions.

(3)	Selling, general and administrative non-GAAP adjustments include $1,066 of professional fees associated with the repatriation of foreign earnings.

(4)	Purchased intangibles amortization is adjusted for non-GAAP presentation.

(5)	Provision for income taxes was decreased by $30,634 for future tax payments related to the repatriation of foreign earnings offset by the release of $3,177 of tax valuation allowances. The effective income tax rate used in the calculation of non-GAAP net income differs from the effective income tax rate for GAAP purposes due primarily to the geographic mix of profits.

Millipore Corporation

Condensed Consolidated Statements of Income

and Reconciliation of Non-GAAP Adjustments (1)

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended December 31, 2005
	GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$991,031	$—		$991,031
Cost of sales	472,023	(14,714	)(2)	457,309

Gross profit	519,008	14,714		533,722
Margin %	52.4%			53.9%
Selling, general and administrative expenses	304,696	(15,833	)(3)	288,863
Research and development expenses	66,052	(478	)(4)	65,574
Purchased intangibles amortization	4,333	(4,333	)(5)	—
Purchased in-process research and development	3,149	(3,149	)(6)	—

Operating income	140,778	38,507		179,285
Operating margin %	14.2%			18.1%
Interest income	3,466	—		3,466
Interest expense	(6,711)	—		(6,711)

Income before provision for income taxes	137,533	38,507		176,040
Provision for income taxes	57,365	(14,587	)(7)	42,778
Income tax rate	41.7%			24.3%

Net income	$80,168	$53,094		$133,262

Diluted income per share	$1.55	$1.03		$2.58

Diluted weighted average shares outstanding	51,659	51,659		51,659

(1)	Non-GAAP adjustments include unusual or non-recurring items. We calculate and disclose these non-GAAP measures because we believe that these measures may allow investors a better understanding of the underlying trends in evaluating our results. We include purchased intangibles amortization as a non-GAAP adjustment as we believe this may help investors evaluate our operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses.

(2)	Cost of sales non-GAAP adjustments represent $12,542 related to our manufacturing consolidation strategy and $2,172 related to inventory fair value adjustments from business acquisitions.

(3)	Selling, general and administrative non-GAAP adjustments include $1,066 of professional fees associated with the repatriation of foreign earnings, $11,572 of executive termination costs and $3,195 of severance related to the divisional consolidation.

(4)	Research and development non-GAAP adjustments include $478 of severance related to the divisional consolidation.

(5)	Purchased intangibles amortization is adjusted for non-GAAP presentation.

(6)	Purchased in-process research and development associated with the NovAseptic acquisition.

(7)	Provision for income taxes was decreased by $30,634 for future tax payments related to the repatriation of foreign earnings offset by the release of $3,177 of tax valuation allowances. The effective income tax rate used in the calculation of non-GAAP net income differs from the effective income tax rate for GAAP purposes due primarily to the geographic mix of profits.

Millipore Corporation

Condensed Consolidated Statements of Income

and Reconciliation of Non-GAAP Adjustments (1)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2004
	GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$225,402	$—		$225,402
Cost of sales	110,573	—		110,573

Gross profit	114,829	—		114,829
Margin %	50.9%			50.9%
Selling, general and administrative expenses	71,268	(4,347	)(2)	66,921
Research and development expenses	15,302	—		15,302
Purchased intangibles amortization	749	(749	)(3)	—

Operating income	27,510	5,096		32,606
Operating margin %	12.2%			14.5%
Interest income	848	—		848
Interest expense	(2,031)	—		(2,031)

Income before provision for income taxes	26,327	5,096		31,423
Provision for income taxes	1,489	4,799	(4)	6,288
Income tax rate	5.7%			20.0%

Net income	$24,838	$297		$25,135

Diluted income per share	$0.49	$0.01		$0.50

Diluted weighted average shares outstanding	50,341	50,341		50,341

(1)	Non-GAAP adjustments include unusual or non-recurring items. We calculate and disclose these non-GAAP measures because we believe that these measures may allow investors a better understanding of the underlying trends in evaluating our results. We include purchased intangibles amortization as a non-GAAP adjustment as we believe this may help investors evaluate our operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses.

(2)	Selling, general and administrative non-GAAP adjustments include $1,343 of executive termination costs and $3,004 for the write-off of intangible assets.

(3)	Purchased intangibles amortization is adjusted for non-GAAP presentation.

(4)	The effective income tax rate used in the calculation of non-GAAP net income differs from the effective income tax rate for GAAP purposes due primarily to the geographic mix of profits.

Millipore Corporation

Condensed Consolidated Statements of Income

and Reconciliation of Non-GAAP Adjustments (1)

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended December 31, 2004
	GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$883,263	$—		$883,263
Cost of sales	412,129	—		412,129

Gross profit	471,134	—		471,134
Margin %	53.3%			53.3%
Selling, general and administrative expenses	267,540	(7,412	)(2)	260,128
Research and development expenses	62,485	—		62,485
Purchased intangibles amortization	3,256	(3,256	)(3)	—

Operating income	137,853	10,668		148,521
Operating margin %	15.6%			16.8%
Interest income	2,073	—		2,073
Interest expense	(9,447)	—		(9,447)

Income before provision for income taxes	130,479	10,668		141,147
Provision for income taxes	24,923	6,445	(4)	31,368
Income tax rate	19.1%			22.2%

Net income	$105,556	$4,223		$109,779

Diluted income per share	$2.10	$0.09		$2.19

Diluted weighted average shares outstanding	50,201	50,201		50,201

(1)	Non-GAAP adjustments include unusual or non-recurring items. We calculate and disclose these non-GAAP measures because we believe that these measures may allow investors a better understanding of the underlying trends in evaluating our results. We include purchased intangibles amortization as a non-GAAP adjustment as we believe this may help investors evaluate our operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses.

(2)	Selling, general and administrative non-GAAP adjustments include $4,408 of executive termination costs and $3,004 for the write-off of intangible assets.

(3)	Purchased intangibles amortization is adjusted for non-GAAP presentation.

(4)	The effective income tax rate used in the calculation of non-GAAP net income differs from the effective income tax rate for GAAP purposes due primarily to the geographic mix of profits.